UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2009
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number: 001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Two Westbrook Corporate Center
Suite 1070
Westchester, IL	60154

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement
     On December 20, 2009, TreeHouse Foods, Inc. (NYSE: THS) (“TreeHouse”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Sturm Foods, Inc. (“Sturm”) and all of Sturm’s shareholders, including HMSF, L.P., an affiliate of HM Capital Partners LLC, to acquire all of the outstanding common stock of Sturm. Sturm, headquartered in Manawa, Wisconsin, produces healthful drink mixes and sticks, instant oatmeal and hot cereals, and a line of organic and natural foods.
     The purchase price is $660 million in cash, payable at closing, and is subject to adjustment for working capital and other items. TreeHouse intends to finance the transaction through a combination of approximately $400 million in new debt issuance, approximately $100 million in equity stock issuance, and the balance funded from borrowings under TreeHouse’s existing revolving credit facility. The transaction is structured as a purchase of all of the issued and outstanding common stock of Sturm. The Purchase Agreement contains customary representations, warranties, covenants and conditions, as well as indemnification provisions subject to specified limitations. The closing of the transaction is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the timely furnishing by Sturm of financial statements compliant with Regulation S-X promulgated under the Securities Act of 1933 (the “Securities Act”), and other customary closing conditions. The transaction is expected to close in the first quarter of 2010. The Purchase Agreement is subject to termination if the transaction is not completed before April 1, 2010 or, under certain conditions, July 1, 2010.
Item 2.02. Results of Operations and Financial Condition
     On December 21, 2009, TreeHouse issued a press release announcing the execution of the Purchase Agreement, announcing revisions to its 2009 full year financial performance outlook and announcing its 2010 full year financial performance outlook. A copy of the press release is attached hereto as Exhibit 99.1.
Item 7.01. Regulation FD Disclosure
     See “Item 2.02. Results of Operations and Financial Condition” above.
     The information in this Form 8-K under Item 2.02, Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific referencing in such filing.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

Exhibit
Number	Description

2.1	Stock Purchase Agreement, dated as of December 20, 2009, among TreeHouse Foods, Inc., Sturm Foods, Inc., HMSF, L.P. and the other shareholders of Sturm Foods, Inc.

99.1	Press Release dated December 21, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: December 22, 2009	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description

2.1	Stock Purchase Agreement, dated as of December 20, 2009, among TreeHouse Foods, Inc., Sturm Foods, Inc., HMSF, L.P. and the other shareholders of Sturm Foods, Inc.

99.1	Press Release dated December 21, 2009.

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